Exhibit 99.1

USG Corporation Reports First Quarter 2018 Results

Highest First Quarter Net Sales in a Decade; Strategic Initiatives and Refreshed Operating Model Contributed to Top-Line Growth

Business Highlights

  New corporate strategy announced at Investor Day expected to drive continued profitable growth and increase shareholder value over the mid-term
  Delivered $786 million of net sales for the quarter, a 3% increase, compared Q1 2017; on an adjusted basis, net sales increased 4% compared to Q1 2017
  Improved pricing across all divisions, including highest U.S. Wallboard price in 12 years (+9% sequential price)
  U.S. Wallboard and Surfaces operating profit decreased on lower volumes resulting from the timing of pre-buy and adverse weather conditions in Q1, coupled with higher costs
  U.S. Performance Materials revenue increased 7% compared to Q1 2017; on an adjusted basis, net sales increased 8% primarily due to price initiatives
  U.S. Ceilings net sales up 23% compared to Q1 2017 as price and volume improved across tile and grid products; newly acquired Ceilings Plus expands USG’s specialty products portfolio
  USG Boral net sales increased 4% while USG’s equity income contracted $4 million due to margin compression from inflationary input costs
  Advanced Manufacturing delivered $4 million of incremental EBITDA; on track for incremental $25 million of EBITDA in 2018
  Deployed strategic capital to lower cost position and fuel future growth
  1.8 million shares repurchased in Q1 for approximately $62 million; through the end of Q1, the Company repurchased $246 million of USG shares, out of up to $500 million approved by the Board
  Excellent safety performance in the first quarter, with 98% of plants having worked without a lost time injury

CHICAGO--(BUSINESS WIRE)--April 25, 2018--USG Corporation (NYSE:USG), an industry leading manufacturer of building products and innovative solutions, today reported financial results for the first quarter of 2018, including sales of $786 million and adjusted net sales of $796 million, a 4 percent increase over the prior year, driven primarily by price improvement across its businesses.

“It is encouraging to see increased sales and strategic progress in the first quarter that are necessary to enable us to meet our 2020 financial targets. As we previously indicated, our wallboard volumes were impacted by the timing of our U.S. wallboard price increase and the frequent storms that affected many regions of the country. However, we are encouraged to see shipping volumes increase over the last six weeks, as our Sheetrock® brand and industry leading technology continue to be preferred by contractors,” said Jennifer Scanlon, president and chief executive officer of USG Corporation. “This reinforces our confidence in our strategy, which includes organic growth from our logical portfolio of products. Our relentless focus on serving our customers, lowering our cost position and expanding our margins will continue to guide us through the rest of the year. We remain confident in our 2018 outlook for all of our segments and continue to believe that 2019 will be the breakout profit year of our strategy.”

Ms. Scanlon continued, “We undertook significant actions over the last two years which completely transformed our company and laid the foundation for continued improvements in our cost position, profitability, capital structure and portfolio. This is an exciting time for USG because, now, as a pure manufacturer, we have the opportunity and available capital to focus on growth and shareholder value creation with a balance sheet that supports our plan.”

Consolidated First-Quarter Results

First quarter net sales were $786 million on a consolidated basis, compared to $767 million in the first quarter of 2017. Adjusted net sales were $796 million in the first quarter of 2018, compared to $767 million in the first quarter of 2017. Operating profit decreased to $46 million from $84 million, while adjusted operating profit decreased to $68 million from $97 million in the first quarter of 2018 compared to the first quarter of 2017. The lower operating profit in the first quarter of 2018 was driven primarily by lower volumes in our U.S. Wallboard & Surfaces segment, resulting from the timing of pre-buy and adverse weather conditions, higher labor costs due to retained staffing levels with lower Q1 wallboard volumes in advance of expected increase in demand through the remainder of 2018, and investments across all our business to drive future growth. A full reconciliation of GAAP to adjusted metrics is provided in the attached schedule.

USG recorded $37 million in net income, or $0.25 per diluted share, for the first quarter of 2018, compared to net income of $55 million, or $0.37 per diluted share, in the first quarter of 2017. On an adjusted basis, net income of $46 million, or $0.32 per diluted share, for the first quarter of 2018 decreased from $55 million, or $0.37 per diluted share, in the first quarter of 2017.

The Company remains on track with Advanced Manufacturing, which delivered $4 million of incremental EBITDA this quarter. The program is expected to deliver incremental $25 million of EBITDA in 2018. In addition, the Company deployed strategic capital to lower its cost position and to fuel future growth. Its 2018 SG&A target has not changed.

During the first quarter of 2018, USG repurchased 1.8 million shares of its common stock for approximately $62 million. Since the program began in 2017 through the first quarter of 2018, the Company has repurchased $246 million USG shares of up to $500 million approved by the Board.

U.S. Wallboard & Surfaces

The U.S. Wallboard & Surfaces segment generated $49 million of operating profit in the first quarter of 2018. On an adjusted basis, operating profit of $51 million decreased by $28 million over the first quarter of 2017. Wallboard price increased 9% from the fourth quarter of 2017 and 1% from the first quarter of 2017, due primarily to a January 2018 price increase. As noted above, the first quarter 2018 results were affected by wallboard volumes decreasing by approximately 12%. Additionally, wallboard costs were $14 million higher than the prior year as we retained staffing levels, incurred costs to start-up a lower-cost line and saw modest input cost inflation.

U.S. Performance Materials

The U.S. Performance Materials segment net sales increased by $6 million and adjusted net sales increased by $7 million year over year due to a higher average realized selling price. The segment generated $1 million of operating profit in the first quarter of 2018. On an adjusted basis, operating profit of $1 million in the U.S. Performance Materials segment declined by $5 million over the first quarter of 2017 due to investments to increase capacity, lower the cost position and accelerate the adoption of new products. These investments are necessary to meet the Company’s 2020 financial targets for this segment.

U.S. Ceilings

The U.S. Ceilings segment generated $19 million of operating profit in the first quarter of 2018. On an adjusted basis, operating profit of $23 million increased by $3 million from the first quarter of 2017 due to improved pricing and volumes across tile and grid products, and an incremental $2 million from the Specialty product category.

USG Boral

The USG Boral business generated $9 million of equity income in the first quarter of 2018. Equity income decreased $4 million compared to the first quarter of 2017. USG Boral recorded a 4% increase in net sales compared to the first quarter of 2017, although higher input costs resulted in a decrease in equity income.

First-Quarter 2018 Conference Call and Presentation

A conference call is being held today at 9:00 a.m. ET (8:00 a.m. CT) during which USG senior management will discuss the Company’s operating results. The conference call will be webcast on the USG investor relations website, investor.usg.com, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-888-771-4371 in the United States and Canada (1-847-585-4405 for other international callers), and the pass code is 46755508.

Telephone and Webcast Replay

A replay of the webcast will be available on the USG website following the live webcast until May 25, 2018. In addition, a telephonic replay of the call will be available until Friday, May 25, 2018. The replay dial-in number is 1- 888-843-7419 (1-630-652-3042 for international callers), and the pass code is 46755508.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the company presents the non-GAAP financial measures adjusted net sales, adjusted operating profit, adjusted net income, adjusted selling and administrative expenses, EBITDA, and adjusted earnings per diluted share, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the company’s core operating results. Adjusted operating profit on a consolidated basis includes the equity method income from USG Boral and USG’s income from other equity investments because management views USG Boral and its other equity investments as important businesses. In addition, the company uses adjusted operating profit and adjusted net income as components in the measurement of incentive compensation. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the company’s use of non-GAAP financial measures, and the reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, profitable growth and increased shareholder value over the mid-term, advanced manufacturing returns, achievement of our 2020 financial targets, organic growth from our products, improvements in our cost position, margins, profitability, capital structure and portfolio, 2018 outlook and 2019 profitability, increased demand through the remainder of 2018 and 2018 SG&A target. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment levels, the availability of skilled labor, household formation, home ownership rate, new and existing home price trends, availability of mortgage financing, interest rates, deductibility of mortgage interest and real estate taxes, consumer confidence, job growth and discretionary business investment; competitive conditions and our ability to maintain or achieve price increases; the loss of one or more major customers, including L&W, and the increasing number of our customers with significant buying power; increased costs, or decreased availability, of key raw materials, energy or transportation; unexpected operational difficulties or catastrophic events at our facilities; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; compliance with environmental and safety regulations or product safety concerns; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; significant changes in factors and assumptions used to measure our defined benefit plan obligations; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; our ability to pursue strategic opportunities without increasing our debt and leverage ratio; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017(a)
Net sales	$786	$767
Cost of products sold	647	608
Gross profit	139	159
Selling and administrative expenses	93	75
Operating profit	46	84
Income from equity method investments	9	13
Net interest expense	(13)	(19)
Other income, net	3	6
Income from continuing operations before income taxes	45	84
Income tax expense	(9)	(29)
Income from continuing operations	36	55
Income from discontinued operations, net of tax	1	—
Net income	$37	$55

Basic earnings per average common share	$0.26	$0.38

Diluted earnings per average common share	$0.25	$0.37

Average common shares	141,105,228	146,309,994
Average diluted common shares	143,808,354	148,730,354
(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)
(Unaudited)

	As of	As of
	March 31, 2018	December 31, 2017

Assets
Cash and cash equivalents	$261	$394
Short-term marketable securities	62	62
Receivables (net of reserves - 2018 - $10 and 2017 - $9)	332	233
Inventories	255	252
Income taxes receivable	16	15
Other current assets	30	35
Total current assets	956	991
Long-term marketable securities	33	37
Property, plant and equipment (net of accumulated
depreciation and depletion - 2018 - $2,082 and 2017 - $2,053)	1,778	1,762
Deferred income taxes	280	287
Equity method investments	699	686
Goodwill and intangible assets	39	43
Other assets	46	45
Total assets	$3,831	$3,851

Liabilities and Stockholders' Equity
Accounts payable	$269	$280
Accrued expenses	131	135
Total current liabilities	400	415
Long-term debt	1,078	1,078
Deferred income taxes	5	4
Pension and other postretirement benefits	326	326
Other liabilities	183	183
Total liabilities	1,992	2,006
Stockholders' Equity:
Preferred stock	—	—
Common stock	15	15
Treasury stock at cost	(212)	(169)
Additional paid-in capital	3,040	3,057
Accumulated other comprehensive loss	(374)	(389)
Retained earnings (accumulated deficit)	(630)	(669)
Total stockholders' equity	1,839	1,845
Total liabilities and stockholders' equity	$3,831	$3,851

Other Information:
Total cash and cash equivalents and marketable securities	$356	$493
Borrowing availability under existing credit facilities	192	155
Total Liquidity	$548	$648

USG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Three months ended March 31,
	2018	2017
Operating Activities
Net income	$37	$55
Less: Income from discontinued operations, net of tax	1	—
Income from continuing operations	36	55

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	36	33
Share-based compensation expense	4	4
Deferred income taxes	7	29
Income from equity method investments	(9)	(13)
Change in operating assets and liabilities	(99)	(138)
Other, net	9	1
Net cash used for operating activities of continuing operations	(16)	(29)
Net cash provided by (used for) operating activities of discontinued operations	1	(1)
Net cash used for operating activities	$(15)	$(30)

Investing Activities
Purchases of marketable securities	(26)	(24)
Sales or maturities of marketable securities	28	22
Capital expenditures	(52)	(39)
Working capital adjustment from acquisition of business	2	—
Net cash used for investing activities of continuing operations	(48)	(41)
Net cash provided by investing activities of discontinued operations	—	6
Net cash used for investing activities	$(48)	$(35)

Financing Activities
Issuances of common stock	4	3
Repurchase of common stock	(62)	(25)
Repurchases of common stock to satisfy employee tax withholding obligations	(7)	(3)
Net cash used for financing activities of continuing operations	$(65)	$(25)

Effect of exchange rate changes on cash	(5)	4

Net decrease in cash and cash equivalents from continuing operations	$(134)	$(91)
Net increase in cash and cash equivalents from discontinued operations	1	5
Net decrease in cash and cash equivalents	(133)	(86)
Cash and cash equivalents at beginning of period	394	427
Cash and cash equivalents at end of period	$261	$341

USG CORPORATION
SEGMENT BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months ended March 31,
	2018	2017
Net Sales
U.S. Wallboard and Surfaces	$441	$469
U.S. Performance Materials	92	86
U.S. Ceilings	138	112
Canada	111	96
Other	60	56
Eliminations	(56)	(52)
Total USG Corporation Net Sales	$786	$767

Operating Profit (Loss)(a)
U.S. Wallboard and Surfaces	$49	$79
U.S. Performance Materials	1	6
U.S. Ceilings	19	20
Canada	2	2
Other	4	1
Corporate	(29)	(24)
Total USG Corporation Operating Profit	$46	$84

USG Boral Building Products (UBBP)
Net sales	$287	$276
Operating profit	28	35
Net income attributable to UBBP	19	25
USG share of income from UBBP	9	13
(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017
Net sales - GAAP	$786	$767
Adoption of revenue standard	9	—
Non-cash purchase accounting amortization	1	—
Adjusted Net sales - Non-GAAP	$796	$767

U.S. Wallboard and Surfaces net sales - GAAP	$441	$469
Adoption of revenue standard	6	—
U.S. Wallboard and Surfaces adjusted net sales - Non-GAAP	$447	$469

U.S. Performance Materials net sales - GAAP	$92	$86
Adoption of revenue standard	1	—
U.S. Performance Materials adjusted net sales - Non-GAAP	$93	$86

U.S. Ceilings net sales - GAAP	$138	$112
Adoption of revenue standard	2	—
Non-cash purchase accounting amortization	1	—
U.S. Ceilings adjusted net sales - Non-GAAP	$141	$112

Operating profit - GAAP(a)	$46	$84
Income from equity method investments	9	13
Contractual legal judgment	5	—
Transaction costs	4	—
Adoption of revenue standard	3	—
Non-cash purchase accounting amortization	1	—
Adjusted operating profit - Non-GAAP	$68	$97

U.S. Wallboard and Surfaces operating profit - GAAP(a)	$49	$79
Adoption of revenue standard	2	—
U.S. Wallboard and Surfaces adjusted operating profit - Non-GAAP	$51	$79

U.S. Ceilings operating profit - GAAP(a)	$19	$20
Transaction costs	2	—
Adoption of revenue standard	1	—
Non-cash purchase accounting amortization	1	$—
U.S. Ceilings adjusted operating profit - Non-GAAP	$23	$20

UBBP operating profit - GAAP	$28	$35
Income from equity method investments owned by UBBP	4	3
Operating profit attributable to non-controlling interest, pre-tax	(1)	(1)
UBBP adjusted operating profit - Non-GAAP	$31	$37

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017
Selling and Administrative Expenses - GAAP(a)	$93	$75
Contractual legal judgment	(5)	—
Transaction costs	(4)	—
Adjusted Selling and Administrative Expenses - Non-GAAP	$84	$75

Net income - GAAP	$37	$55
Loss (income) from discontinued operations, net of tax	(1)	—
Contractual legal judgment	5	—
Transaction costs	4	—
Adoption of revenue standard	3	—
Non-cash purchase accounting amortization	1	—
Tax effect on adjustments (b)	(3)	—
Adjusted net income - Non-GAAP	$46	$55

Earnings per average diluted common share - GAAP	$0.25	$0.37
Adjustments per average diluted common share:
Loss (income) from discontinued operations, net of tax	—	—
Contractual legal judgment	0.03	—
Transaction costs	0.03	—
Adoption of revenue standard	0.02	—
Non-cash purchase accounting amortization	0.01	—
Tax effect on adjustments (b)	(0.02)	—
Adjusted earnings per adjusted average diluted common share – Non-GAAP	$0.32	$0.37

Average diluted common shares – GAAP	143,808,354	148,730,354

(a) - Historical results have been recast to reflect our adoption of Accounting Standards Update 2017-07 on January 1, 2018.
(b) - Tax effect on adjustments is calculated using country specific statutory rates.

CONTACT:
USG Corporation
Media:
Kathleen Prause, 312-436-6607
kprause@usg.com
or
Investors:
Bill Madsen, 312-436-5349
investorrelations@usg.com